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                                                                Exhibit 23.01


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement pertaining to the 1987 Stock Option Plan (Form S-8 No. 33-77060) and the Registration Statement pertaining to the 1995 Stock Option Plan (Form S-8, No. 33-93048) of Advanced Technology Materials, Inc. of our report dated May 9, 1997 with respect to the combined financial statements of Advanced Delivery & Chemical Systems and Affiliates included in the ATMI, Inc. Current Report on Form 8-K/A dated October 10, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Austin, Texas
December 17, 1997